Sub-Item 77O

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Insight Core Plus Fund

On March 6, 2018, BNY Mellon Insight Core Plus Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 177 4.300% Senior Notes due 2028 issued by CVS Health Corporation (CUSIP No. 126650CX6) (the "Notes") at a purchase price of 98.594% of par, including underwriter compensation of 0.450%. The Notes were purchased from Merrill Lynch, Pierce, Fenner & Smith Incorporated, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Drexel Hamilton, LLC
Fifth Third Securities, Inc.
Goldman, Sachs & Co. LLC
Guggenheim Securities, LLC
ICBC Standard Bank Plc
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
MFR Securities, Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
Santander Investment Securities Inc.
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
The Williams Capital Group, L.P.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on April 30, 2018. These materials include additional information about the terms of the transaction.

Fund Name: BNY Mellon Insight Core Plus Fund

**EXHIBIT B**
**PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE**
**Used for compliance with Rule 10f-3 and/or Rule 23B**

1. Account/Fund Name: BNY Mellon Insight Core Plus Fund

2. Anticipated Purchase Date: March 6, 2018

3. Total Net Assets of Account/Fund: $41,000,000

4. Type and Description of Security to be Purchased: CVS Health 3/25/28

5. Credit Rating of Security (Rating/Rating Agency): Baa1/BBB/BBB

6. Name of Underwriting Syndicate Dealer Effecting Transaction: Bank of America Merrill Lynch

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets

8. Issue Size: 9,000,000,000

9. CUSIP: 126650CX6

10. Amount Purchased by Account/Fund: 177 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.002%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.430%

13. Purchase Price of Securities (if at par, so state): 98.594

14. Commission/Spread Received by Principal Underwriters: 0.450%

15. Yield (as applicable): 4.300%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 4.300%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

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***Mutual Fund Purchases Only*** *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes):

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

**Dreyfus Family of Funds**
FINANCIAL REPORT
**10f-3 TRANSACTIONS**

Dreyfus

# *Certifications*

| CCO Certification | | |
|---|---|---|
| *I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.*<br><br>*I attest that:*<br><br>➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.<br><br>➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.<br><br>➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.<br><br>➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.<br><br>➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures. | | |
| [signature] | **Joseph W. Connolly**<br>*Chief Compliance Officer*<br>Dreyfus Funds | 4/12/18 |

**1st Quarter 2018**